UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2024

Cyteir Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40499	45-5429901
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 80084
Stoneham, Massachusetts		02180
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 857 285-4140

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	CYT	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of Material Definitive Agreement

Immediately following the filing of the Certificate of Dissolution (as defined below) with the Secretary of State of the State of Delaware, Cyteir Therapeutics, Inc. (the “Company”) terminated the Company’s Amended and Restated 2012 Stock Incentive Plan, the Company’s 2021 Equity Incentive Plan and the Company’s 2021 Employee Stock Purchase Plan.

Item 3.03 Material Modification to Rights of Security Holders.

As contemplated by the Plan of Complete Liquidation and Dissolution (the “Plan of Dissolution”) previously approved by the Company’s board of directors (the “Board”) on September 7, 2023 and the Company’s stockholders on November 16, 2023, the Company filed a certificate of dissolution (the “Certificate of Dissolution”) with the Secretary of State of the State of Delaware on March 20, 2024. The Certificate of Dissolution, which became effective upon filing, provides for the dissolution of the Company under the General Corporation Law of the State of Delaware (the “Dissolution”). For additional information regarding the Plan of Dissolution and the Dissolution, please see the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on October 12, 2023.

In connection with the effectiveness of the Certificate of Dissolution, the Board fixed March 20, 2024 as the record date for determining stockholders entitled to receive any future distributions of available assets (the “Common Stock Liquidation Distributions”). Accordingly, the Company instructed its transfer agent to close its stock transfer books and discontinue recording transfers of the Company’s common stock, $0.001 par value per share (the “Common Stock”), effective as of the close of business on March 20, 2024 and to notify DTC of the same. As a result, the Common Stock will no longer be assignable or transferable on the Company’s books, other than transfers by will, intestate succession or operation of law.

The Company currently estimates that the aggregate amount of cash that will be available for the Common Stock Liquidation Distributions will be in the range of between $3.10 and $3.16 per share of Common Stock. These amounts may be paid in one or more distributions. The Company currently estimates that it will make its first distribution during the second quarter of 2024.

A copy of the Certificate of Dissolution is filed herewith as Exhibit 4.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Certificate of Dissolution
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYTEIR THERAPEUTICS, INC.

Date:	March 20, 2024	By:	/s/ David Gaiero
Name: David Gaiero Title: Chief Financial Officer and Treasurer